UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2020

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On April 24, 2020, certain stockholders of CytoDyn Inc. (the “Company), including two former directors and a company controlled by a former director (Anthony D. Caracciolo of the Caracciolo Family Trust, Gregory A. Gould, and Alpha Venture Capital Partners L.P., controlled by Carl C. Dockery, respectively), filed a derivative stockholder complaint in the Court of Chancery of the State of Delaware, alleging claims for breach of fiduciary duty and unjust enrichment against the Company’s CEO, current and former CFO, CMO, and current and former members of the Company’s board of directors in connection with certain equity grant awards to these individuals in December 2019 and January 2020. The Company disclosed these awards in the Company’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission on December 27, 2019 and February 3, 2020. The Company was named as a nominal defendant. The plaintiffs seek the rescission of the awards, a finding that the named directors breached their fiduciary duty to the Company, and an unnamed amount of damages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

April 28, 2020	By:	/s/ Michael D. Mulholland
		Name:	Michael D. Mulholland
		Title:	Interim Chief Financial Officer